Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
On July 30, 2024, Crescent Energy Company, a Delaware corporation (“Crescent”), consummated the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated May 15, 2024, between Crescent, SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, and Artemis Merger Sub II LLC, a Delaware limited liability company, pursuant to which, among other things, Crescent has agreed to acquire SilverBow (the “SilverBow Merger”).
Subject to the terms and conditions of the Merger Agreement, each share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than the Excluded Shares), was converted into the right to receive, pursuant to an election, one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent’s Class A common stock, par value $0.0001 per share (“Crescent Class A Common Stock”) and $15.31 in cash (the “Mixed Consideration”), (B) $38.00 in cash (the “Cash Election Consideration”), or (C) 3.125 shares of Crescent Class A Common Stock (the “Stock Election Consideration,” and together with the Mixed Consideration and the Cash Election Consideration, the “Merger Consideration”).
The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) has been prepared from the respective historical consolidated statements of operations of Crescent and SilverBow, adjusted to give effect to (i) the SilverBow Merger, (ii) the issuance of $750 million aggregate principal amount of 7.375% Senior Notes due 2033 on June 14, 2024 (the “2033 Notes Offering”), (iii) borrowings of $724.0 million under Crescent’s Revolving Credit Facility (the “Crescent Revolving Credit Facility Borrowing”) and (iv) the amendment to Crescent’s Revolving Credit Facility entered into in connection with the closing of the SilverBow Merger (the “Crescent Revolving Credit Facility Amendment” and together with the SilverBow Merger, the 2033 Notes Offering, and the Crescent Revolving Credit Facility Borrowing, the “Pro Forma Transactions”) as if each of the Pro Forma Transactions had occurred on January 1, 2024. The pro forma statement of operations contains certain reclassification adjustments to conform SilverBow's historical financial statement presentation with Crescent’s historical financial statement presentation.
The following pro forma statement of operations is based on, and should be read in conjunction with:
•the historical audited consolidated financial statements of Crescent for the year ended December 31, 2024, and the related notes thereto;
•the historical audited consolidated financial statements of SilverBow for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements of SilverBow as of and for the six months ended June 30, 2024, and the related notes thereto;
•the “Management’s discussion and analysis of financial condition and results of operations” included in the respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Crescent and SilverBow; and
•the “Risk factors” and other cautionary statements included elsewhere in Crescent’s prospectus filed pursuant to Rule 424(b)(3) on June 28, 2024.
The pro forma statement of operations was derived by making certain transaction accounting adjustments to the historical statements of operations noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma statement of operations. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to fairly present the pro forma statement of operations have been made.

As of the date of this Current Report on Form 8-K, Crescent has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. A final determination of the fair value of SilverBow’s assets and liabilities based on the actual assets and liabilities of SilverBow that existed as of July 30, 2024 (the “Closing Date”) will be finalized during the measurement period not to exceed twelve months from the Closing Date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.
The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma statement of operations presented below. Crescent estimated the fair value of SilverBow’s assets and liabilities based on discussions with SilverBow’s management, preliminary valuation studies, due diligence, and information presented in SilverBow’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma statement of operations. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.
The pro forma statement of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that Crescent would have achieved if the Merger Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma statement of operations does not reflect future events that may occur after the consummation of the SilverBow Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that Crescent may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma statement of operations and should not be relied on as an indication of the future results of Crescent.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share data)

	Crescent (Historical)	SilverBow As Adjusted (See Note 3)	SilverBow Transaction Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$2,130,418	$405,549	$—		$2,535,967
Natural gas	349,858	112,294	—		462,152
Natural gas liquids	316,981	85,270	—		402,251
Midstream and other	133,662	592	—		134,254
Total revenues	2,930,919	603,705	—		3,534,624
Expenses:
Lease operating expense	528,822	77,117	—		605,939
Workover expense	60,312	3,158	—		63,470
Asset operating expense	103,220	—	—		103,220
Gathering, transportation and marketing	312,931	82,932	—		395,863
Production and other taxes	162,634	38,309	—		200,943
Depreciation, depletion and amortization	949,480	217,624	(129,510)	(a)	1,037,594
Impairment expense	161,542	—	—		161,542
Exploration expense	16,591	—	—		16,591
Midstream and other operating expense	110,136	—	—		110,136
General and administrative expense	336,219	66,900	20,673	(b)	423,792
Gain on sale of assets	(29,430)	—	—		(29,430)
Total expenses	2,712,457	486,040	(108,837)		3,089,660
Income (loss) from operations	218,462	117,665	108,837		444,964
Other income (expense):
Gain (loss) on derivatives	(114,348)	8,040	—		(106,308)
Interest expense	(216,263)	(76,987)	33,240	(c)	(289,418)
			(29,408)	(d)
Loss from extinguishment of debt	(59,095)	—	—		(59,095)
Other income	1,760	108	—		1,868
Income from equity affiliates	729	—	—		729
Total other income (expense)	(387,217)	(68,839)	3,832		(452,224)
Income (loss) before taxes	(168,755)	48,826	112,669		(7,260)
Income tax benefit (expense)	31,072	2,294	(27,586)	(e)	5,780
Net income (loss)	(137,683)	51,120	85,083		(1,480)
Less: net loss attributable to noncontrolling interests	1,215	—	—		1,215
Less: net (income) loss attributable to redeemable noncontrolling interests	21,863	—	(44,124)	(f)	(22,261)
Net income (loss) attributable to Crescent Energy	$(114,605)	$51,120	$40,959		$(22,526)
Net loss per share:
Class A common stock – basic	$(0.88)				$(0.14)	(g)
Class A common stock – diluted	$(0.88)				$(0.14)	(g)
Class B common stock – basic and diluted	$—				$—
Weighted average common shares outstanding:
Class A common stock – basic	130,715				160,947	(g)
Class A common stock – diluted	130,715				160,947	(g)
Class B common stock – basic and diluted	70,519				70,519
The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

Notes to unaudited pro forma condensed combined statement of operations
NOTE 1 – Basis of pro forma presentation
The pro forma statement of operations has been derived from the historical statements of operations of Crescent and SilverBow. The pro forma statement of operations for the year ended December 31, 2024 gives effect to the Pro Forma Transactions as if each had occurred on January 1, 2024.
The pro forma statement of operations reflects pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in this pro forma statement of operations. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma statement of operations does not purport to represent what the combined entity’s results of operations would have been if the Pro Forma Transactions had actually occurred on the date indicated above, nor are they indicative of Crescent’s future results of operations.
These pro forma statement of operations should be read in conjunction with the historical financial statements, and related notes thereto, of Crescent and SilverBow for the period presented.
NOTE 2 – Pro forma acquisition accounting
The SilverBow Merger was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with Crescent considered to be the accounting acquirer. The allocation of the preliminary estimated purchase price for SilverBow is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Closing Date using currently available information. Because the pro forma statement of operations has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Crescent’s financial position and results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K. Crescent expects to finalize its allocation of the purchase price as soon as practicable but no later than twelve months after the Closing Date. The cash paid pursuant to the Mixed Consideration and Cash Election Consideration was funded through cash on hand and borrowings under Crescent's Revolving Credit Facility.
The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:
•changes in the estimated fair value of SilverBow’s assets acquired and liabilities assumed as of the Closing Date of the SilverBow Merger;
•the tax basis of SilverBow’s assets and liabilities as of the Closing Date; and
•certain of the factors described in “Risk Factors” included within Crescent’s prospectus filed pursuant to Rule 424(b)(3) on June 28, 2024 and Crescent’s Annual Report on Form 10-K.

The preliminary determination of consideration transferred and the fair value of assets acquired and liabilities assumed are as follows (in thousands, except exchange ratio, share, and per share data):

Consideration transferred:
Equity consideration:
Shares of SilverBow Common Stock outstanding	25,539,615
Weighted-average exchange ratio	1.972
Shares of Crescent Class A Common Stock issued	50,363,304
Closing price of Crescent Class A Common Stock on July 30, 2024	$11.82
Crescent Class A Common Stock issued for outstanding shares of SilverBow Common Stock	$595,294
Settlement of SilverBow Equity Awards	34,987
Cash consideration	358,092
Consideration transferred	$988,373
Fair value of assets acquired:
Cash and cash equivalents	$5,200
Accounts receivable	140,073
Derivatives assets – current	100,601
Prepaid expenses and other current assets	7,099
Oil and natural gas properties - proved	1,980,500
Oil and natural gas properties - unproved	207,191
Field and other property and equipment	4,586
Derivative assets – noncurrent	37,870
Other assets	25,199
Total assets acquired	2,508,319
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	(196,963)
Acquired deferred acquisition consideration	(76,550)
Other current liabilities	(10,029)
Debt	(1,140,625)
Deferred tax liability	(58,670)
Asset retirement obligations	(25,683)
Other liabilities	(11,426)
Total liabilities assumed	(1,519,946)
Fair value of assets acquired and liabilities assumed	$988,373

NOTE 3 – Adjustments to SilverBow’s historical statement of operations
Pro forma statement of operations reclassification adjustments for the year ended December 31, 2024
Certain reclassification adjustments were made to SilverBow's historical statement of operations in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as

"SilverBow As Adjusted" within the pro forma statement of operations for the year ended December 31, 2024 is as follows (in thousands, except per share data):

	SilverBow (Historical)(1)	SilverBow (Historical)(2)	SilverBow Reclassification Adjustments	SilverBow As Adjusted
Revenues:
Oil and gas sales	$510,510	$93,195	$(603,705)	$—
Oil	—	—	405,549	405,549
Natural gas	—	—	112,294	112,294
Natural gas liquids	—	—	85,270	85,270
Midstream and other	—	—	592	592
Operating Expenses:
Lease operating expense	64,446	12,671	—	77,117
Workovers	2,561	597	(3,158)	—
Workover expense	—	—	3,158	3,158
Transportation and gas processing	69,204	13,728	(82,932)	—
Gathering, transportation and marketing	—	—	82,932	82,932
Severance and other taxes	32,354	5,955	(38,309)	—
Production and other taxes	—	—	38,309	38,309
Depreciation, depletion and amortization	184,857	32,031	736	217,624
Accretion of asset retirement obligations	629	107	(736)	—
General and administrative, net	33,373	33,527	(66,900)	—
General and administrative expense	—	—	66,900	66,900
Total Operating Expenses	387,424	98,616	—	486,040
Operating Income	123,086	(5,421)	—	117,665
Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	(63,012)	71,052	(8,040)	—
Gain (loss) on derivatives	—	—	8,040	8,040
Interest expense, net	(69,744)	(7,243)	76,987	—
Interest expense	—	—	(76,987)	(76,987)
Other income (expense), net	337	(229)	(108)	—
Other income	—	—	108	108
Income (Loss) Before Income Taxes	(9,333)	58,159	—	48,826
Provision (Benefit) for Income Taxes	(2,298)	4	2,294	—
Income tax benefit	—	—	2,294	2,294
Net Income (Loss)	$(7,035)	$58,155	$—	$51,120

Per Share Amounts:
Basic Earnings (Loss) Per Share	$(0.28)
Diluted Earnings (Loss) Per Share	$(0.28)
Weighted-Average Shares Outstanding:
Weighted-Average Shares Outstanding - Basic	25,491
Weighted-Average Shares Outstanding - Diluted	25,491
______________
(1)Reflects the historical operations of SilverBow for the six months ended June 30, 2024.
(2)Reflects the historical operations of SilverBow for the period from July 1, 2024 through July 29, 2024.
NOTE 4 – Adjustments to the pro forma statement of operations
The pro forma statement of operations has been prepared to illustrate the effects of the Pro Forma Transactions and has been prepared for informational purposes only.

The preceding pro forma statement of operations has been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.
Pro forma statement of operations adjustments for the year ended December 31, 2024
The adjustments included in the pro forma statement of operations for the year ended December 31, 2024 are as follows:
(a)Reflects pro forma depreciation expense and depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties.
(b)Reflects the impact on general and administrative expense related to increases in Crescent's Management Fee and the Management Incentive Plan related to the issuance of additional shares of Crescent Class A Common Stock as Merger Consideration.
(c)Reflects the decrease in interest expense related to the repayment of SilverBow’s credit facility borrowings due 2026 and Second Lien Notes due 2028 using a portion of the proceeds from the 2033 Notes Offering and proceeds from the Crescent Revolving Credit Facility Borrowing.
(d)Reflects the pro forma interest expense related to the 2033 Notes Offering to fund a portion of the repayment of SilverBow’s credit facility borrowings due 2026 and Second Lien Notes due 2028 and the cash payments for the Cash Election Consideration and Mixed Consideration portions of the Merger Consideration, including cash of $24.5 million to settle SilverBow's Equity Awards.
(e)Reflects the income tax effect of the pro forma adjustments presented. The tax rates applied to the pro forma adjustments for the year ended December 31, 2024 was the estimated combined federal and state statutory rate, after the effect of noncontrolling interests, of 15.3%. The effective rate of Crescent could be significantly different (either higher or lower) depending on a variety of factors.
(f)Reflects the impact of the allocation of net income attributable to redeemable noncontrolling interests related to the change in Crescent's ownership of Crescent Energy OpCo LLC resulting from the issuance of additional shares of Crescent Class A Common Stock.
(g)Reflects the impact of the allocation of net income attributable to Crescent and the issuance of additional shares of Crescent Class A Common Stock on the computation of basic and diluted net income (loss) per share.
NOTE 5 – Supplemental unaudited pro forma oil and natural gas reserves information
Oil and natural gas reserves
The following tables present the estimated unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves information as of December 31, 2024 for Crescent's consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2024. Crescent's equity affiliates had no proved oil, natural gas, and NGL reserves as of December 31, 2024 and 2023. The disclosures below are derived from Crescent’s Annual Report on Form 10-K. The estimates below are in certain instances presented on a “barrels of oil equivalent or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.
The unaudited pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Reports on Form 10-K.

The unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves as of December 31, 2024 and 2023 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2024 are as follows:

	Oil and Condensate (MBbls)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	250,465	94,958	345,423
Revisions of previous estimates	(17,316)	(18,988)	(36,304)
Extensions, discoveries, and other additions	16,626	—	16,626
Sales of reserves in place	(3,344)	—	(3,344)
Purchases of reserves in place	81,204	(70,743)	10,461
Production	(29,945)	(5,227)	(35,172)
December 31, 2024	297,690	—	297,690

Proved Developed Reserves as of:
December 31, 2023	176,546	40,738	217,284
December 31, 2024	193,611	—	193,611

Proved Undeveloped Reserves as of:
December 31, 2023	73,919	54,220	128,139
December 31, 2024	104,079	—	104,079

	Natural Gas (MMcf)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	1,176,416	1,677,939	2,854,355
Revisions of previous estimates	(210,432)	(873,417)	(1,083,849)
Extensions, discoveries, and other additions	70,632	—	70,632
Sales of reserves in place	(5,318)	—	(5,318)
Purchases of reserves in place	746,988	(741,718)	5,270
Production	(183,227)	(62,804)	(246,031)
December 31, 2024	1,595,059	—	1,595,059

Proved Developed Reserves as of:
December 31, 2023	1,032,578	736,075	1,768,653
December 31, 2024	1,342,718	—	1,342,718

Proved Undeveloped Reserves as of:
December 31, 2023	143,838	941,864	1,085,702
December 31, 2024	252,341	—	252,341

	NGLs (MBbls)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	101,632	71,236	172,868
Revisions of previous estimates	(11,263)	(9,745)	(21,008)
Extensions, discoveries, and other additions	10,604	—	10,604
Sales of reserves in place	(767)	—	(767)
Purchases of reserves in place	58,664	(57,581)	1,083
Production	(13,154)	(3,910)	(17,064)
December 31, 2024	145,716	—	145,716

Proved Developed Reserves as of:
December 31, 2023	87,316	38,702	126,018
December 31, 2024	109,223	—	109,223

Proved Undeveloped Reserves as of:
December 31, 2023	14,316	32,534	46,850
December 31, 2024	36,493	—	36,493

	Total (MBoe)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	548,166	445,850	994,016
Revisions of previous estimates	(63,648)	(174,302)	(237,950)
Extensions, discoveries, and other additions	39,002	—	39,002
Sales of reserves in place	(4,998)	—	(4,998)
Purchases of reserves in place	264,366	(251,944)	12,422
Production	(73,637)	(19,604)	(93,241)
December 31, 2024	709,251	—	709,251

Proved Developed Reserves as of:
December 31, 2023	435,958	202,120	638,078
December 31, 2024	526,622	—	526,622

Proved Undeveloped Reserves as of:
December 31, 2023	112,208	243,730	355,938
December 31, 2024	182,629	—	182,629
Standardized measure of discounted future net cash flows
The following table presents the estimated unaudited pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2024. The pro forma standardized measure information set forth below gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2024. The disclosures below are derived from Crescent’s Annual Report on Form 10-K. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in Crescent’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2024.

The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Report on Form 10-K.
The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2024 is as follows:

	(in thousands)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Future cash inflows	$27,890,094	$—	$27,890,094
Future production costs	(12,981,064)	—	(12,981,064)
Future development costs (1)	(3,801,466)	—	(3,801,466)
Future income taxes	(1,055,147)	—	(1,055,147)
Future net cash flows	$10,052,417	$—	$10,052,417
Annual discount of 10% for estimated timing	(4,348,722)	—	(4,348,722)
Standardized measure of discounted future net cash flows as of December 31, 2024	5,703,695	$—	$5,703,695
______________
(1)Future development costs include future abandonment and salvage costs.
Changes in standardized measure
The disclosures below are derived from the “Changes in standardized measure” for the year ended December 31, 2024 reported in Crescent’s Annual Report on Form 10-K. The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2024 are as follows:

	(in thousands)
	Crescent (Historical)	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Balance at December 31, 2023	$5,289,182	$2,319,442	$7,608,624
Net change in prices and production costs	(47,265)	(90,764)	(138,029)
Net change in future development costs	(92,580)	97,381	4,801
Sales and transfers of oil and natural gas produced, net of production expenses	(1,715,764)	(401,597)	(2,117,361)
Extensions, discoveries, additions and improved recovery, net of related costs	318,421	—	318,421
Purchases of reserves in place	2,493,077	(2,279,196)	213,881
Sales of reserves in place	(70,549)	—	(70,549)
Revisions of previous quantity estimates	(817,132)	(389,585)	(1,206,717)
Previously estimated development costs incurred	369,595	279,692	649,287
Net change in taxes	(478,046)	148,485	(329,561)
Accretion of discount	556,612	135,301	691,913
Changes in timing and other	(101,856)	180,841	78,985
Balance at December 31, 2024	$5,703,695	$—	$5,703,695